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                                                                  Exhibit (d)(4)

                         [LOGO OF EFFICIENT NETWORKS]


                               November 16, 2000

Siemens Corporation
153 East 53/rd/ Street
New York, NY 10022

                           Confidentiality Agreement

Ladies and Gentlemen:

     In connection with the possible transaction ("Proposed Transaction") between Efficient Networks, Inc. ("Efficient") and Siemens Corporation or one of its affiliates ("Siemens"), and in order to allow Efficient and Siemens to evaluate the Proposed Transaction, each of Efficient and Siemens have and will deliver to the other party certain information about its properties, employees, finances, businesses and operations (such party when disclosing such information being the "Disclosing Party" and when receiving such information being the "Receiving Party"). All information (i) about the Disclosing Party or (ii) about any third party (which information was provided to the Disclosing Party subject to an applicable confidentiality obligation to such third party), furnished by the Disclosing Party or its Representatives (as defined below) to the Receiving Party or its Representatives regardless of the manner in which it is furnished, is referred to in this letter agreement as "Proprietary Information." Proprietary Information shall not include, however, information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving party or its Representatives in violation of this letter agreement; (ii) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives; (iii) becomes available to the Receiving Party on a nonconfidential basis from a person other than the Disclosing Party or its Representatives who is not otherwise known to the Receiving Party to be bound by a confidentiality agreement with the Disclosing Party or any or its Representatives, or is otherwise not known to the Receiving Party to be under an obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party; or (iv) was independently developed by the Receiving Party without reference to or use of the Proprietary Information. Proprietary Information shall also mean any analyses, compilations or the like prepared by the Receiving Party or its Representatives that is based upon or includes Proprietary Information of the Disclosing Party. For purposes of this letter agreement, (i) "Representative" shall mean, as to any person, its directors, officers, employees, agents and advisors (including without limitation, financial advisors, attorneys and accountants and those of its affiliates); and
(ii) "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

     Subject to the immediately succeeding paragraph, unless otherwise agreed to in writing by the Disclosing Party, the Receiving Party (i) except as required by law, shall keep all Proprietary Information confidential, shall not disclose or reveal any Proprietary Information to

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                                                               November 16, 2000
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any person other than its Representatives who are actively and directly participating in its evaluation of the Proposed Transaction or who otherwise need to know the Proprietary Information for the purpose of evaluating the Proposed Transaction and shall cause those persons to observe the terms of this letter agreement; (ii) shall not use Proprietary Information for any purpose other than in connection with its evaluation of the Proposed Transaction or the consummation of the Proposed Transaction; and (iii) except as required by law, shall not disclose to any person (other than those of its Representatives who are actively and directly participating in its evaluation of the Proposed Transaction or who otherwise need to know for the purpose of evaluating the Proposed Transaction) any information about the Proposed Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or the fact that Proprietary Information has been made available to the Receiving Party or its Representatives. The Receiving Party shall be responsible for any breach of the terms of this letter agreement by it or its Representatives.

     In the event that the Receiving Party or any of its Representatives are requested pursuant to, or required by, applicable law or regulation (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation system on which any of the Receiving Party's securities are listed or quoted) or by legal process to disclose any Proprietary Information or any other information concerning the Disclosing Party or the Proposed Transaction, the Receiving Party shall provide the Disclosing Party with prompt notice of such request or requirement in order to enable the Disclosing Party (i) to seek an appropriate protective order or other remedy, (ii) to consult with the Receiving Party with respect to the Disclosing Party's taking steps to resist or narrow the scope of such request or legal process or (iii) to waive compliance, in whole or in part, with the terms of this letter agreement. In the event that such protective order or other remedy is not obtained, or the Disclosing Party waives compliance, in whole or in part, with the terms of this letter agreement, the Receiving Party or its Representative shall use commercially reasonable efforts to disclose only that portion of the Proprietary Information which is legally required to be disclosed and to ensure that all Proprietary Information that is so disclosed will be accorded confidential treatment. In the event that the Receiving Party or its Representatives shall have complied fully with the provisions of this paragraph, such disclosure may be made by the Receiving Party or its Representatives without any liability hereunder.

     To the extent that any Proprietary Information may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Proprietary Information provided by a party that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this agreement, and under the joint defense doctrine. Nothing in this letter agreement obligates any party to reveal material subject to the attorney-client privilege, work product doctrine or any other applicable privilege.
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                                                               November 16, 2000
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          Notwithstanding anything in this letter agreement to the contrary, the
     Disclosing Party hereby represents and warrants that such party may rightfully disclose or make available the Proprietary Information to the Receiving Party without the violation of any contractual, legal, fiduciary or other obligation to any person, and the Disclosing Party shall indemnify and hold harmless in full the Receiving Party and its Representatives against any and all damages, costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees) incurred by the Receiving Party or its Representatives in connection with the breach of such representation and warranty.

          If either party hereto shall determine that it does not wish to proceed with the Proposed Transaction, such party shall promptly advise the other party of that decision. In that case, or in the event that the Disclosing Party, in its sole discretion, so requests or the Proposed Transaction is not consummated by the Receiving Party, the Receiving Party shall, upon the Disclosing Party's written request, promptly deliver to the Disclosing Party all Proprietary Information, and, at the Receiving Party's election, return or destroy (provided that any such destruction shall be certified by a duly authorized Representative of the Receiving Party) all copies, reproductions, summaries, analyses or extracts thereof or based thereon (whether in hard-copy form or on intangible media, such as electronic mail or computer files) in the Receiving Party's possession or in the possession of any Representative of the Receiving Party; provided, however, that if a legal proceeding has been instituted to seek disclosure of the Proprietary Information, such material shall not be destroyed until the proceeding is settled or a final judgment with respect thereto has been rendered.

          The parties agree that because proprietary information regarding each party's employees will be disclosed to the other party in connection with the Proposed Transaction, without the other party's prior written consent, neither party will (1) for a period beginning on the date hereof and ending ninety days following termination of discussions regarding a Proposed Transaction, directly or indirectly employ any person who is now employed by the other party, nor (2) for a period of one year from the date hereof directly or indirectly solicit to employ any person who is now employed by the other party. The term "solicit to employ" shall not be deemed to include general solicitations of employment not specifically directed towards employees of the other party; provided, however, that the foregoing shall not prohibit either party from employing a person who contracts such party on his or her own.

          Subject to the terms and conditions of a definitive agreement regarding the Proposed Transaction and without prejudice thereto, each party hereto acknowledges that neither it nor its Representatives nor any of the officers, directors, employees, agents or controlling persons of such Representatives makes any express or implied representation or warranty as to the completeness of the Proprietary Information. The Receiving Party shall not be entitled to rely on the completeness of any Proprietary Information, but shall be entitled to rely solely on such representations and warranties regarding the completeness of the Proprietary Information as may be made to it in any definitive agreement relating to the Proposed Transaction, subject to the terms and conditions of such agreement.

          Each party is aware, and will advise its Representatives who are informed of the matters that are the subject of this letter agreement, of the restrictions imposed by the United States
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securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

     Siemens hereby agrees that, from the date hereof until December 31, 2001, Siemens will not directly or indirectly: (i) except (a) for de minimis amounts for benefit plans and the like and (b) that three months after termination of discussions Siemens may through open-market purchases acquire capital stock of Efficient such that Siemens holds up to 10% of Efficient's outstanding capital stock, acquire or make any offer to acquire shares of Efficient capital stock (other than any shares Efficient may issue in a dividend, stock split or the like, with respect to the shares of Efficient capital stock owned by Siemens as of the date hereof); (ii) initiate, propose or otherwise solicit Efficient stockholders for the approval of one or more stockholder proposals with respect to Efficient or induce or attempt to induce any other person to initiate any stockholder proposal; (iii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14a-1 under the Exchange Act) with respect to any voting securities of Efficient, or become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act), with respect to Efficient; or (iv) call or seek to have called any meeting of the holders of Voting Securities of Efficient; in each case without the prior written approval of the Board of Directors of Efficient. This clause shall be of no further force or effect in the event of (i) the acquisition by any person or group of beneficial ownership of any capital stock of Efficient representing 30% or more of the outstanding capital stock of Efficient; (ii) the announcement or commencement by any person or group of a tender or exchange offer to acquire any capital stock of Efficient which, if successful, would result in such person or group owning 30% or more of the then outstanding capital stock of Efficient and the Board of Directors of Efficient endorses the tender or exchange offer or fails within ten days of such announcement or commencement to announce its opposition to such offer; (iii) Efficient entering into, or otherwise seeking to enter into, any merger, sale or other business combination transaction pursuant to which (a) the outstanding capital stock of Efficient would be converted into cash or securities of another person or group, or (b) 50% or more of the then outstanding shares of capital stock would be owned by persons other than the current holders of shares of capital stock, or (c) all or substantially all of Efficient's assets or business would be sold to any person or group. For purposes of the preceding sentence, "capital stock" includes any securities convertible into or exchangeable for shares of capital stock.

     Without prejudice to the rights and remedies otherwise available to either party hereto, each party hereto shall be entitled to equitable relief by way of injunction or otherwise if the other party or any of its Representatives breach or threaten to breach any of the provisions of this letter agreement. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines in a final order from which there is no appeal that this letter agreement has been breached by a party or by its Representatives, the breaching party or the party whose Representatives have breached this Agreement, as the case may be, will reimburse the other party for its costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with the enforcement of this letter agreement and such litigation.

     It is further understood and agreed that no failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any
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                                                               November 16, 2000
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single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     The confidentiality obligations of the parties hereunder shall survive until the second anniversary of the date hereof. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles or rules regarding conflicts of laws, other than such principles directing application of New York law. The parties agree that the federal courts situated in New York City in the State of New York shall have exclusive jurisdiction to resolve any disputes with respect to this agreement, with each party irrevocably consenting to the jurisdiction thereof for any actions, suits or proceedings arising out of or relating to this Agreement. The parties hereto irrevocably waive trial by jury. The parties hereto irrevocably waive consequential damages. Notwithstanding anything to the contrary herein Efficient agrees to pursue any claim against Siemens Aktiengesellschaft or any of its affiliates or subsidiaries organized outside of the United States arising out of or relating to this Agreement solely in the courts of the Federal Republic of Germany.

     This letter agreement contains the entire agreement between the parties hereto concerning confidentiality of their respective Proprietary Information, and no modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon either party hereto, unless approved in writing by each such party.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

                                                   Efficient Networks, Inc.


                                                   By:  /s/ Kenneth M. Siegel
                                                      ----------------------
                                                   Name:    Kenneth M. Siegel
                                                   Title:   Vice President


ACCEPTED AND AGREED as of
the date first written above:

Siemens Corporation

By:  /s/ William Moran
    --------------------------
Name:    William Moran
Title:   Vice President